Exhibit 99.1

UNAUDITED

VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

INTERIM REPORTING PACKAGE

For the quarterly period ended March 31, 2019

Contents

Page Number
Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets	2-3
Condensed Consolidated Statements of Income	4
Condensed Consolidated Statements of Cash Flows	5

Basis of Presentation

On February 1, 2019, Vectren Corporation (Vectren) completed the previously announced merger with CenterPoint Energy, Inc., a Texas corporation (“CenterPoint”). In accordance with the Merger Agreement, a wholly owned subsidiary of CenterPoint merged with and into Vectren (the “Merger”), with Vectren surviving as a wholly owned subsidiary of CenterPoint. The Merger was accounted for by CenterPoint using the acquisition method of accounting whereby the assets acquired and liabilities assumed were recognized at fair value as of the acquisition date. Final pushdown accounting decisions have not been made. These financial statements reflect Vectren Utility Holdings, Inc. (the Company), on a historical basis.

The interim condensed consolidated financial statements of the Company included in this reporting package have been prepared without audit. The Company believes that the information in these interim condensed financial statements reflects all adjustments necessary to fairly state the results of the periods reported, including adjustments that are normal and recurring in nature. These interim condensed consolidated financial statements are supplemental to the Company’s audited annual financial statements for the year ended December 31, 2018, filed on Form 8-K on March 28, 2019, under CenterPoint Energy, Inc., the ultimate parent company of the Company. This information is also supplemental to the unaudited interim condensed consolidated financial statements of CenterPoint Energy, Inc. filed on Form 10-Q on May 9, 2019 for the quarter ended March 31, 2019. CenterPoint makes available its Securities and Exchange Commission filings and recent annual reports free of charge through its website at www.centerpointenergy.com. Because of the seasonal nature of the Company’s utility operations, the results shown on a quarterly basis are not necessarily indicative of annual results.

UNAUDITED

FINANCIAL STATEMENTS

VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited – In millions)

	At March 31, 2019	At December 31, 2018
ASSETS
Current Assets
Cash & cash equivalents	$10.5	$22.5
Accounts receivable—less reserves of $4.9 & $3.7, respectively	129.4	112.9
Accrued unbilled revenues	74.8	99.3
Inventories	81.4	92.0
Recoverable fuel & natural gas costs	4.5	6.9
Prepayments & other current assets	16.3	34.4

Total current assets	316.9	368.0

Utility Plant
Original cost	7,662.9	7,528.4
Less: accumulated depreciation & amortization	2,936.5	2,891.7

Net utility plant	4,726.4	4,636.7

Investments in unconsolidated affiliates	0.2	0.2
Other investments	25.8	26.5
Nonutility plant—net	196.2	201.8
Goodwill	205.0	205.0
Regulatory assets	384.8	375.0
Other assets	63.9	60.8

TOTAL ASSETS	$5,919.2	$5,874.0

UNAUDITED

VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited – In millions)

	At March 31, 2019	At December 31, 2018
LIABILITIES & SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable	$160.9	$174.5
Payables to CenterPoint	4.2	—
Payables to other Vectren companies	69.0	27.6
Accrued liabilities	182.7	180.7
Short-term borrowings	—	166.6

Total current liabilities	416.8	549.4

Long-term debt payable to third parties	1,395.7	1,779.8
Long-term debt payable to CenterPoint	559.2	—

Total long-term debt	1,954.9	1,779.8

Deferred Credits & Other Liabilities	—
Deferred income taxes	497.0	489.0
Regulatory liabilities	944.1	941.2
Deferred credits & other liabilities	193.7	227.4

Total deferred credits & other liabilities	1,634.8	1,657.6

Common Shareholder’s Equity
Common stock (no par value)	983.4	979.2
Retained earnings	929.3	908.0

Total common shareholder’s equity	1,912.7	1,887.2

TOTAL LIABILITIES & SHAREHOLDER’S EQUITY	$5,919.2	$5,874.0

UNAUDITED

VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited – In millions)

	For the Three Months	For the Three Months
	Ended March 31, 2019	Ended March 31, 2018
OPERATING REVENUES
Gas utility	$334.9	$329.3
Electric utility	133.2	134.0
Other	0.1	0.1

Total operating revenues	468.2	463.4

OPERATING EXPENSES
Cost of gas sold	142.1	145.2
Cost of fuel & purchased power	42.4	42.2
Other operating(1)	161.6	94.8
Depreciation & amortization	64.3	61.0
Taxes other than income taxes	21.0	19.2

Total operating expenses	431.4	362.4

OPERATING INCOME	36.8	101.0
Other income – net	10.1	8.8
Interest expense	21.1	19.9

INCOME BEFORE INCOME TAXES	25.8	89.9

Income Taxes	4.5	15.6

NET INCOME	$21.3	$74.3

(1)	Merger costs totaling $63 million are included in Other operating costs for the three months ended March 31, 2019.

UNAUDITED

VECTREN UTILITY HOLDINGS, INC. AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited – In millions)

	For the Three Months	For the Three Months
	Ended March 31, 2019	Ended March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES	$148.8	$157.8
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from:
Long-term debt, net of issuance costs	—	(1.1)
Long-term debt to parent, net of issuance costs	568.0	—
Additional capital contribution	4.2	1.6
Requirements for:
Dividend to Parent	—	(32.0)
Retirement of long-term debt	(568.0)	—
Net change in short-term borrowings	8.4	0.9

Net cash from financing activities	12.6	(30.6)

CASH FLOWS FROM INVESTING ACTIVITIES
Requirements for:
Capital expenditures, excluding AFUDC equity	(132.0)	(122.5)
Investment in rabbi trusts & other	(41.4)	—

Net cash from investing activities	(173.4)	(122.5)

Net change in cash & cash equivalents	(12.0)	4.7
Cash & cash equivalents at beginning of period	22.5	9.8

Cash & cash equivalents at end of period	$10.5	$14.5

5